certification

Frederick Baerenz Principal Executive Officer, and Michelle Whitlock, Principal Financial Officer of AOG Institutional Diversified Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2022 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer                                                                  Principal Financial Officer

AOG Institutional Diversified Fund                                               AOG Institutional Diversified Fund

/s/ Frederick Baerenz                                                                        /s/ Michelle Whitlock

Frederick Baerenz                                                                               Michelle Whitlock

Date: 12/7/2022                                                                               Date: 12/7/2022

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AOG Institutional Diversified Fund and will be retained by AOG Institutional Diversified Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.